                                                                     Exhibit 11

                             FOREST OIL CORPORATION
                Calculation of Loss Per Share of Common Stock
                                  (Unaudited)



                                                          Three Months Ended      Six Months Ended
                                                         ---------------------  --------------------
                                                          June 30,    June 30,   June 30,   June 30,
                                                           1997        1996       1997       1996
                                                         --------    -------    -------     -------
                                                         (In Thousands Except Per Share Amounts)

Primary earnings (loss) per share:
  Net earnings (loss)                                    $ (3,196)    (2,901)     1,326      (3,287)
  Less dividend requirements on
    $.75 Convertible Preferred Stock                            -       (540)      (189)     (1,080)
                                                         --------    -------    -------     -------
  Net earnings (loss) attributable to common stock
    for primary earnings (loss) per share calculation    $ (3,196)    (3,441)     1,137      (4,367)
                                                         --------    -------    -------     -------
                                                         --------    -------    -------     -------
  Weighted  average number of common
    shares outstanding                                     32,578     24,576     32,169      22,477
  Dilutive effect of:
    Anschutz Warrants                                           -          -      1,007           -
    Employee stock options                                      -          -        177           -
                                                         --------    -------    -------     -------
    Weighted average number of common
      shares outstanding, as adjusted                      32,578     24,576     33,353      22,477
                                                         --------    -------    -------     -------
                                                         --------    -------    -------     -------
Primary earnings (loss) per share of common stock        $   (.10)      (.14)       .03        (.19)
                                                         --------    -------    -------     -------
                                                         --------    -------    -------     -------
Fully diluted earnings (loss) per share:
  Net earnings (loss) attributable to common stock,
    as above                                             $ (3,196)    (3,441)     1,137      (4,367)

Add dividend requirements on $.75 Convertible
  Preferred Stock                                               -        540        189       1,080
                                                         --------    -------    -------     -------
Net earnings (loss) attributable to common stock for
  fully diluted earnings (loss) per share calculation    $ (3,196)    (2,901)     1,326      (3,287)
                                                         --------    -------    -------     -------
                                                         --------    -------    -------     -------
Weighted average number of common shares
  outstanding                                              32,578     24,576     32,169      22,477

Dilutive effect of:
  Anschutz Warrants                                             -          -      1,007           -

  Employee stock options                                        -          -        177           -
    $.75 Convertible Preferred Stock                            -      2,014        938       2,014
                                                         --------    -------    -------     -------
Weighted average number of common shares
  outstanding, as adjusted                                 32,578     26,590     34,291      24,491
                                                         --------    -------    -------     -------
                                                         --------    -------    -------     -------
*Fully diluted earnings (loss) per share of common
  stock                                                  $   (.10)      (.11)       .04        (.13)
                                                         --------    -------    -------     -------
                                                         --------    -------    -------     -------
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*The fully diluted loss per share is not presented in the Company's financial statements because the effects of assumed exercises and conversions were anti-dilutive.